Exhibit 1.01

Conflict Minerals Report April 7, 2023

Nortech Systems, Inc. is a full-service electronics manufacturing (EMS) provider of wire and cable assemblies, printed circuit boards assemblies and higher-level complete box build assemblies for a wide range of industries. Metallic forms of tin, tantalum, tungsten, and gold ("Conflict Minerals") are present in some of the products, components, and materials we purchase and are necessary to the functionality of many of the products we manufacture. We do not buy any ores directly, nor do we directly purchase these processed metals in their raw form.

Nortech’s corporate policy regarding Conflict Minerals and disclosure regarding whether any Conflict Minerals necessary to the functionality or production of a product originated in Covered Countries is made public on our website at: http://www.nortechsys.com/about-nortech/quality-regulatory-compliance/conflict-minerals-policy/.

Design of Due Diligence Framework

Our due diligence procedures are in compliance with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) and its supplements.

Nortech's policy regarding Conflict Minerals was communicated to employees internally and to suppliers externally via email and posted to our website.

Our cross functional conflict minerals team was established to carry out the necessary due diligence and reporting requirements. The team currently includes the following roles:

Team Members:	Document Specialist
Global Supplier Quality Manager

Executive Sponsors:	President & CEO
Chief Financial Officer

Due Diligence Measures Performed

Our RCOI (reasonable country of origin inquiry) and due diligence procedures include the following:

•

Due to the size of the Nortech's sourcing functions, we focused on our largest suppliers that provide components and materials directly incorporated into our final products, ranked by the amount the Company spends with each such supplier, and the suppliers that had the highest probability of supplying us with products or components containing Conflict Minerals (e.g. electronics).

•	We surveyed relevant suppliers representing over 90% of our total company supplier spend on components and materials directly incorporated into our final products.

•	Relevant suppliers were evaluated to identify whether the products, materials, or components supplied to Nortech contain Conflict Minerals.

MINNESOTA • MEXICO • CHINA	7550 Meridian Circle N, Suite 150
NSYS [NASDAQ]	Maple Grove, MN 55369
nortechsys.com	800-808-8281

•	Data was collected directly from suppliers using the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (RMI) formerly known as CFSI.

•	Supplier declarations were reviewed for completeness, accuracy, and conformance to Nortech requirements.

•	An escalation process was initiated with relevant suppliers who were nonresponsive after the initial contact was made, or whose initial response was incomplete, unclear, or nonconforming.

Analysis of Supplier Survey Responses

•

We were unable to confirm through our RCOI that Conflict Minerals contained in our products did not originate from the Covered Countries or were from recycled/scrap materials. Therefore we conducted due diligence on the processing facilities identified by our suppliers and prepared this Conflict Minerals Report.

•

Conflict minerals information from some suppliers was presented to Nortech at a "company-level" rather than a Nortech product-specific response. As a result, it is likely that our lists of smelters, refiners, and countries of origin (discussed below) include sources that are not in our supply chain.

Due Diligence Results

•	Suppliers that responded to our survey provided lists of smelters and refiners on which we conducted due diligence.
•

Our due diligence process included comparing the supplier-provided names of smelters/refiners against lists of audited and verified smelters and refiners from RMI. The lists of smelters and refiners are included as Table 1.

•

Certain suppliers identified Kaloti Precious Metals, Sudan Gold Refinery, African Gold Refinery, and Fidelity Printers and Refiners as sources of gold in their supply chains. These refineries are not audited by the RMI and public information indicates the possibility that these are high-risk facilities. Because the conflict minerals information from these suppliers was presented to Nortech as "company-level" responses rather than Nortech product-specific responses, it is uncertain if these facilities are actually in our supply chain. As part of our due diligence process, Nortech implemented our risk mitigation plan for the subject suppliers, engaging them to conduct additional research on whether these facilities are, in reality, present in our supply chain. If we determine that material sourced from these facilities is present in Nortech's supply chain, we will work with our suppliers to explore alternatives.

•	Country of origin information was obtained where reasonably available to Nortech and is presented as Table 2.

CMRT Reporting to our customers.

•	Nortech issues a standard response using the RMI CMRT.

Third Party Audits of Processing Facilities

•

Nortech does not conduct audits of smelters or refiners. We support the Responsible Mineral Initiative's Conflict Free Smelter program through our corporate policy and procurement requirements by encouraging suppliers to source from audited facilities.

Annual Reporting

•	In accordance with the OECD Guidance and the Rule, this report is available on our website: www.nortechsys.com

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Declaration

•	Based on our due diligence results, Nortech has determined that our products are 'DRC Conflict Undeterminable'.

Independent Private Sector Audit

•	Not required for reporting year 2022.

Limitations

Conflict Minerals sourcing and traceability information is limited at this time. Moreover , there are inherent limitations and risks in the information that is available. We are reliant on the information provided to us by our suppliers and industry initiatives such as the RMI. Our processes are intended to provide reasonable assurance - not absolute certainty- about the identification of processing facilities and the sources of their ores.

Table 1: Smelters/Refiners

Gold Smelters/Refiners

●	8853 S.p.A.
●	ABC Refinery Pty Ltd.
●	Abington Reldan Metals, LLC
●	Advanced Chemical Company
●	African Gold Refinery
●	Agosi AG
●	Aida Chemical Industries Co., Ltd.
●	Al Etihad Gold Refinery DMCC
●	Albino Mountinho Lda.
●	Alexy Metals
●	Almalyk Mining and Metallurgical Complex (AMMC)
●	AngloGold Ashanti Corrego do Sitio Mineracao
●	Argor-Heraeus S.A.
●	Asahi Pretec Corp.
●	Asahi Refining Canada Ltd.
●	Asahi Refining USA Inc.
●	Asaka Riken Co., Ltd.
●	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
●	AU Traders and Refiners
●	Augmont Enterprises Private Limited
●	Aurubis AG
●	Bangalore Refinery
●	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
●	Boliden AB
●	C. Hafner GmbH + Co. KG
●	C.I Metales Procesados Industriales SAS
●	Caridad
●	CCR Refinery - Glencore Canada Corporation
●	Cendres + Metaux S.A.
●	CGR Metalloys Pvt Ltd.
●	Chimet S.p.A.

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●	Chugai Mining
●	Daye Non-Ferrous Metals Mining Ltd.
●	Degussa Sonne / Mond Goldhandel GmbH
●	Dijllah Gold Refinery FZC
●	DODUCO Contacts and Refining GmbH
●	Dongwu Gold Group
●	Dowa
●	DSC (Do Sung Corporation)
●	Eco-System Recycling Co., Ltd. East Plant
●	Eco-System Recycling Co., Ltd. North Plant
●	Eco-System Recycling Co., Ltd. West Plant
●	Emerald Jewel Industry India Limited (Unit 1)
●	Emerald Jewel Industry India Limited (Unit 2)
●	Emerald Jewel Industry India Limited (Unit 3)
●	Emerald Jewel Industry India Limited (Unit 4)
●	Emirates Gold DMCC
●	Fidelity Printers and Refiners Ltd.
●	Fujairah Gold FZC
●	Geib Refining Corporation
●	GGC Gujrat Gold Centre Pvt. Ltd.
●	Gold by Gold Colombia
●	Gold Coast Refinery
●	Gold Refinery of Zijin Mining Group Co., Ltd.
●	Great Wall Precious Metals Co., Ltd. of CBPM
●	Guangdong Jinding Gold Limited
●	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
●	Hangzhou Fuchunjiang Smelting Co., Ltd.
●	Heimerle + Meule GmbH
●	Heraeus Germany GmbH Co. KG
●	Heraeus Metals Hong Kong Ltd.
●	Hunan Chenzhou Mining Co., Ltd.
●	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
●	HwaSeong CJ CO., LTD.
●	Industrial Refining Company
●	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
●	International Precious Metal Refiners
●	Ishifuku Metal Industry Co., Ltd.
●	Istanbul Gold Refinery
●	Italpreziosi
●	JALAN & Company
●	Japan Mint
●	Jiangxi Copper Co., Ltd.
●	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
●	JSC Novosibirsk Refinery
●	JSC Uralelectromed
●	JX Nippon Mining & Metals Co., Ltd.
●	K.A. Rasmussen
●	Kaloti Precious Metals
●	Kazakhmys Smelting LLC
●	Kazzinc
●	Kennecott Utah Copper LLC
●	KGHM Polska Miedz Spolka Akcyjna
●	Kojima Chemicals Co., Ltd.

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●	Korea Zinc Co., Ltd.
●	Kundan Care Products Ltd.
●	Kyrgyzaltyn JSC
●	Kyshtym Copper-Electrolytic Plant ZAO
●	L'azurde Company For Jewelry
●	Lingbao Gold Co., Ltd.
●	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
●	L'Orfebre S.A.
●	LS-NIKKO Copper Inc.
●	LT Metal Ltd.
●	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
●	Marsam Metals
●	Marsam Metals
●	Materion
●	Matsuda Sangyo Co., Ltd.
●	MD Overseas
●	Metal Concentrators SA (Pty) Ltd.
●	Metallix Refining Inc.
●	Metalor Technologies (Hong Kong) Ltd.
●	Metalor Technologies (Singapore) Pte., Ltd.
●	Metalor Technologies (Suzhou) Ltd.
●	Metalor Technologies S.A.
●	Metalor USA Refining Corporation
●	Metalurgica Met-Mex Penoles S.A. De C.V.
●	Mitsubishi Materials Corporation
●	Mitsui Mining and Smelting Co., Ltd.
●	MMTC-PAMP India Pvt., Ltd.
●	Modeltech Sdn Bhd
●	Morris and Watson
●	Moscow Special Alloys Processing Plant
●	Nadir Metal Rafineri San. Ve Tic. A.S.
●	Navoi Mining and Metallurgical Combinat
●	NH Recytech Company
●	Nihon Material Co., Ltd.
●	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
●	Ohura Precious Metal Industry Co., Ltd.
●	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
●	PAMP S.A.
●	Pease & Curren
●	Penglai Penggang Gold Industry Co., Ltd.
●	Planta Recuperadora de Metales SpA
●	Prioksky Plant of Non-Ferrous Metals
●	PT Aneka Tambang (Persero) Tbk
●	PX Precinox S.A.
●	QG Refining, LLC
●	Rand Refinery (Pty) Ltd.
●	Refinery of Seemine Gold Co., Ltd.
●	REMONDIS PMR B.V.
●	Royal Canadian Mint
●	SAAMP
●	Sabin Metal Corp.
●	Safimet S.p.A
●	SAFINA A.S.

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●	Sai Refinery
●	Samduck Precious Metals
●	Samwon Metals Corp.
●	Sancus ZFS (L’Orfebre, SA)
●	SAXONIA Edelmetalle GmbH
●	Sellem Industries Ltd.
●	SEMPSA Joyeria Plateria S.A.
●	Shandong Gold Smelting Co., Ltd.
●	Shandong Humon Smelting Co., Ltd.
●	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
●	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
●	Shenzhen CuiLu Gold Co., Ltd.
●	Shenzhen Zhonghenglong Real Industry Co., Ltd.
●	Shirpur Gold Refinery Ltd.
●	Sichuan Tianze Precious Metals Co., Ltd.
●	Singway Technology Co., Ltd.
●	SOE Shyolkovsky Factory of Secondary Precious Metals
●	Solar Applied Materials Technology Corp.
●	Sovereign Metals
●	State Research Institute Center for Physical Sciences and Technology
●	Sudan Gold Refinery
●	Sumitomo Metal Mining Co., Ltd.
●	SungEel HiMetal Co., Ltd.
●	Super Dragon Technology Co., Ltd.
●	T.C.A S.p.A
●	Tanaka Kikinzoku Kogyo K.K.
●	Tokuriki Honten Co., Ltd.
●	Tongling Nonferrous Metals Group Co., Ltd.
●	TOO Tau-Ken-Altyn
●	Torecom
●	Umicore Precious Metals Thailand
●	Umicore S.A. Business Unit Precious Metals Refining
●	United Precious Metal Refining, Inc.
●	Valcambi S.A.
●	Value Trading
●	WEEEREFINING
●	Western Australian Mint (T/a The Perth Mint)
●	WIELAND Edelmetalle GmbH
●	Yamakin Co., Ltd.
●	Yokohama Metal Co., Ltd.
●	Yunnan Copper Industry Co., Ltd.
●	Zhongyuan Gold Smelter of Zhongjin Gold Corporation

Tantalum Smelters/Refiners

●	5D Production OU
●	AMG Brasil
●	Changsha South Tantalum Niobium Co., Ltd.
●	D Block Metals, LLC
●	Exotech Inc.
●	F&X Electro-Materials Ltd.
●	FIR Metals & Resource Ltd.

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●	Global Advanced Metals Aizu
●	Global Advanced Metals Boyertown
●	H.C. Starck Hermsdorf GmbH
●	H.C. Starck Inc.
●	Hengyang King Xing Lifeng New Materials Co., Ltd.
●	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
●	Jiangxi Tuohong New Raw Material
●	JiuJiang JinXin Nonferrous Metals Co., Ltd.
●	Jiujiang Tanbre Co., Ltd.
●	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
●	KEMET de Mexico
●	Metallurgical Products India Pvt., Ltd.
●	Mineracao Taboca S.A.
●	Mitsui Mining and Smelting Co., Ltd.
●	Ningxia Orient Tantalum Industry Co., Ltd.
●	NPM Silmet AS
●	QuantumClean
●	Resind Industria e Comercio Ltda.
●	RFH Yancheng Jinye New Material Technology Co., Ltd.
●	Solikamsk Magnesium Works OAO
●	Taki Chemical Co., Ltd.
●	TANIOBIS Co., Ltd.
●	TANIOBIS GmbH
●	TANIOBIS Japan Co., Ltd.
●	TANIOBIS Smelting GmbH & Co. KG
●	Telex Metals
●	Ulba Metallurgical Plant JSC
●	XIMEI RESOURCES (GUANGDONG) LIMITED
●	XinXing HaoRong Electronic Material Co., Ltd.
●	Yanling Jincheng Tantalum & Niobium Co., Ltd.

Tin Smelters/Refiners

●	Alpha
●	An Vinh Joint Stock Mineral Processing Company
●	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
●	Chifeng Dajingzi Tin Industry Co., Ltd.
●	China Tin Group Co., Ltd.
●	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
●	CRM Synergies
●	CV Venus Inti Perkasa
●	Dongguan CiEXPO Environmental Engineering Co., Ltd.
●	Dowa
●	DS Myanmar
●	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
●	EM Vinto
●	Estanho de Rondonia S.A.
●	Fabrica Auricchio Industria e Comercio Ltda.
●	Fenix Metals
●	Gejiu City Fuxiang Industry and Trade Co., Ltd.
●	Gejiu Kai Meng Industry and Trade LLC
●	Gejiu Non-Ferrous Metal Processing Co., Ltd.

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●	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
●	Gejiu Zili Mining And Metallurgy Co., Ltd.
●	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
●	HuiChang Hill Tin Industry Co., Ltd.
●	Jiangxi New Nanshan Technology Ltd.
●	Luna Smelter, Ltd.
●	Ma'anshan Weitai Tin Co., Ltd.
●	Magnu's Minerais Metais e Ligas Ltda.
●	Malaysia Smelting Corporation (MSC)
●	Melt Metais e Ligas S.A.
●	Metallic Resources, Inc.
●	Metallo Belgium N.V.
●	Metallo Spain S.L.U.
●	Mineracao Taboca S.A.
●	Minsur
●	Mitsubishi Materials Corporation
●	Modeltech Sdn Bhd
●	Nghe Tinh Non-Ferrous Metals Joint Stock Company
●	Novosibirsk Processing Plant Ltd.
●	O.M. Manufacturing (Thailand) Co., Ltd.
●	O.M. Manufacturing Philippines, Inc.
●	Operaciones Metalurgicas S.A.
●	Pongpipat Company Limited
●	Precious Minerals and Smelting Limited
●	PT Aries Kencana Sejahtera
●	PT Artha Cipta Langgeng
●	PT ATD Makmur Mandiri Jaya
●	PT Babel Inti Perkasa
●	PT Babel Surya Alam Lestari
●	PT Bangka Serumpun
●	PT Belitung Industri Sejahtera
●	PT Bukit Timah
●	PT Cipta Persada Mulia
●	PT Masbro Alam Stania
●	PT Menara Cipta Mulia
●	PT Mitra Stania Prima
●	PT Mitra Sukses Globalindo
●	PT Panca Mega Persada
●	PT Prima Timah Utama
●	PT Putera Sarana Shakti (PT PSS)
●	PT Rajawali Rimba Perkasa
●	PT Refined Bangka Tin
●	PT Sariwiguna Binasentosa
●	PT Stanindo Inti Perkasa
●	PT Sukses Inti Makmur
●	PT Timah Nusantara
●	PT Timah Tbk Kundur
●	PT Timah Tbk Mentok
●	PT Tinindo Inter Nusa
●	PT Tirus Putra Mandiri
●	PT Tommy Utama
●	Resind Industria e Comercio Ltda.
●	Rui Da Hung

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●	Soft Metais Ltda.
●	Super Ligas
●	Thai Nguyen Mining and Metallurgy Co., Ltd.
●	Thaisarco
●	Tin Smelting Branch of Yunnan Tin Co., Ltd.
●	Tin Technology & Refining
●	Tuyen Quang Non-Ferrous Metals Joint Stock Company
●	VQB Mineral and Trading Group JSC
●	White Solder Metalurgia e Mineracao Ltda.
●	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
●	Yunnan Yunfan Non-ferrous Metals Co., Ltd.

Tungsten Smelters/Refiners

●	A.L.M.T. Corp.
●	ACL Metais Eireli
●	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
●	Artek LLC
●	Asia Tungsten Products Vietnam Ltd.
●	Chenzhou Diamond Tungsten Products Co., Ltd.
●	China Molybdenum Tungsten Co., Ltd.
●	Chongyi Zhangyuan Tungsten Co., Ltd.
●	CNMC (Guangxi) PGMA Co., Ltd.
●	Cronimet Brasil Ltda
●	Fujian Ganmin RareMetal Co., Ltd.
●	Fujian Xinlu Tungsten
●	Ganzhou Haichuang Tungsten Co., Ltd.
●	Ganzhou Huaxing Tungsten Products Co., Ltd.
●	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
●	Ganzhou Seadragon W & Mo Co., Ltd.
●	Global Tungsten & Powders Corp.
●	Guangdong Xianglu Tungsten Co., Ltd.
●	H.C. Starck Tungsten GmbH
●	HANNAE FOR T Co., Ltd.
●	Hunan Chenzhou Mining Co., Ltd.
●	Hunan Chunchang Nonferrous Metals Co., Ltd.
●	Hydrometallurg, JSC
●	Japan New Metals Co., Ltd.
●	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
●	Jiangxi Gan Bei Tungsten Co., Ltd.
●	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
●	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
●	Jiangxi Xinsheng Tungsten Industry Co., Ltd.

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●	Jiangxi Yaosheng Tungsten Co., Ltd.
●	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.
●	JSC "Kirovgrad Hard Alloys Plant"
●	Kennametal Fallon
●	Kennametal Huntsville
●	KGETS Co., Ltd.
●	Lianyou Metals Co., Ltd.
●	LLC Vostok
●	Malipo Haiyu Tungsten Co., Ltd.
●	Masan High-Tech Materials
●	Moliren Ltd.
●	Niagara Refining LLC
●	NPP Tyazhmetprom LLC
●	OOO “Technolom” 1
●	OOO “Technolom” 2
●	Philippine Chuangxin Industrial Co., Inc.
●	TANIOBIS Smelting GmbH & Co. KG
●	Unecha Refractory metals plant
●	Wolfram Bergbau und Hutten AG
●	Xiamen Tungsten (H.C.) Co., Ltd.
●	Xiamen Tungsten Co., Ltd.
●	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
●	YUDU ANSHENG TUNGSTEN CO., LTD.

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Table 2: Aggregated Countries of Origin

●	ANDORRA
●	AUSTRALIA
●	AUSTRIA
●	BELGIUM
●	BOLIVIA (PLURINATIONAL STATE OF)
●	BRAZIL
●	CANADA
●	CHILE
●	CHINA
●	COLOMBIA
●	CZECHIA
●	ESTONIA
●	FRANCE
●	GERMANY
●	GHANA
●	INDIA
●	INDONESIA
●	ITALY
●	JAPAN
●	KAZAKHSTAN
●	KOREA, REPUBLIC OF
●	KYRGYZSTAN
●	LITHUANIA
●	MALAYSIA
●	MAURITANIA
●	MEXICO
●	MYANMAR
●	NETHERLANDS
●	NEW ZEALAND
●	NORWAY
●	PERU
●	PHILIPPINES
●	POLAND
●	PORTUGAL
●	RUSSIAN FEDERATION
●	RWANDA
●	SAUDI ARABIA
●	SINGAPORE
●	SOUTH AFRICA
●	SPAIN
●	SUDAN
●	SWEDEN
●	SWITZERLAND
●	TAIWAN, PROVINCE OF CHINA
●	THAILAND
●	TURKEY
●	UGANDA
●	UNITED ARAB EMIRATES
●	UNITED STATES OF AMERICA
●	UZBEKISTAN
●	VIET NAM
●	ZIMBABWE

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